UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

June 18, 2007

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)    Carmike Cinemas, Inc. (the “Company”), announced the retirement of Anthony J. Rhead, the Company’s Senior Vice President — Entertainment and Digital, effective June 18, 2007. A copy of the press release announcing Mr. Rhead’s retirement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(e)    Release and Consulting Services Agreement

In connection with Mr. Rhead’s retirement, the Company has entered into a release and consulting services agreement with Mr. Rhead. Pursuant to this release and consulting services agreement, Mr. Rhead will receive his current base salary and medical benefits for the term of his consulting period, beginning June 18, 2007 and ending December 31, 2007, and he will be permitted to keep his company-provided automobile.

Mr. Rhead has provided the Company with a general release from any and all claims relating to his employment and has agreed to protect the Company’s trade secrets and confidential information. Further, during the consulting period and for one year after termination of the consulting period, Mr. Rhead has agreed not to compete with the Company in any of the 37 states identified in the agreement or to hire or solicit the Company’s key employees, and during the consulting period, not to solicit any of the Company’s dealers, distributors or customers for or on behalf of a competing business.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit 99.1 Press release, dated June 21, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: June 21, 2007	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release, dated June 21, 2007.